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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 27, 1999


                            PROFESSIONALS GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Michigan                      0-21223                  38-3273911
(State or other jurisdiction     (Commission File No.)        (IRS Employer
       of incorporation)                                    Identification No.)

                2600 Professionals Drive, Okemos, Michigan 48864
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (517) 349-6500




          (Former name or former address, if changed since last report)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         At a meeting of the Audit Committee of the registrant's board of directors held on August 27, 1999, the accounting firm of PricewaterhouseCoopers LLP was engaged by the registrant to perform future independent audits of the registrant. PricewaterhouseCoopers LLP thereby replaced KPMG LLP as the registrant's independent accountants.

         The change in accountants did not result from any dissatisfaction or disagreement with KPMG LLP. Instead, the change resulted from the registrant's putting its audit work out to bid as part of the consolidation, under one accounting firm, of all audits of the registrant and its subsidiaries.
KPMG LLP participated in the bidding process.

         In connection with the audits of the two years ended December 31, 1998, and the subsequent interim period through August 27, 1999, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         During the registrant's two most recent fiscal years, the registrant did not engage any independent accountants other than KPMG LLP to audit the financial statements of either the registrant or any significant subsidiary of the registrant.

         KPMG LLP's reports on the registrant's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

Exhibit Reference Number                      Exhibit Description
------------------------                      -------------------
         16                 Letter from KPMG LLP regarding change in certifying
                            accountant.*
-------------------
* Filed herewith



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PROFESSIONALS GROUP, INC.



Date:    September 1, 1999            By: /s/ John F. Lang
                                         ---------------------------------------
                                             Name: John F. Lang
                                             Its:  Vice President, Treasurer and
                                                   Chief Accounting Officer
                                                   (Principal Financial Officer
                                                   and Principal Accounting
                                                   Officer)